UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information required by this Item 1.01 is set forth under Item 8.01 below and is incorporated by reference in response to this Item.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 25, 2013, at a meeting of the Board of Directors (the “Board”), William J. Moran was unanimously appointed to fill the vacancy on the Board left by Barry R. Sloane, who did not stand for re-election at the 2013 Annual Meeting of the Stockholders of BGC Partners, Inc. (the “Company,” “BGC Partners” or “BGC”). Mr. Moran was also appointed to the Audit and Compensation Committees of the Board. Mr. Moran qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

Mr. Moran, 71, retired from JPMorgan Chase & Co. in June 2005, after serving as its Executive Vice President since 1997 and General Auditor since 1992. He served as a director of eSpeed, Inc., the Company’s predecessor, from December 1999 to November 2005. Mr. Moran also served as a director of Sovereign Bancorp, Inc. from 2006 until it was acquired by Banco Santander, S.A. in 2009. He served on the Board of Directors of ELX Futures, L.P from 2009 until June 2013. He also serves on the Advisory Board of the School of Management of Marist College, and on the Board of Directors of The College of Technology. He also previously served as a director of Lighthouse International. He is a member of the American Institute of Certified Public Accounts and the New York Society of Certified Public Accountants, and was a member of the Bank Administration Institute and the Institute of Internal Auditors. He was a member of The Citizens Crime Commission of New York City and served on the Audit Committee of the New York Clearing Housing Association.

Mr. Moran is a Certified Public Accountant and a Certified Bank Auditor. Mr. Moran was awarded a Bachelor of Arts degree, cum laude, from Marist College in 1963 and a Master of Business Administration degree from Columbia University in 1966. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University.

ITEM 8.01. OTHER EVENTS.

On June 20, 2013, BGC Partners, Inc. (“BGC Partners” or “BGC”) entered into the Second Amendment to Credit Agreement and Waiver, dated as of June 20, 2013 (the “Second Amendment”) to the Credit Agreement by and among the Company, the several financial institutions from time to time party thereto, as Lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent, dated as of June 23, 2011 and amended on October 11, 2012 (the “Credit Agreement”).

Pursuant to the Second Amendment, the parties agreed to a three-month extension of the termination date of the Credit Agreement to September 23, 2013 and a waiver of certain provisions of the Credit Agreement in connection with the expected transaction between the Company and The NASDAQ OMX Group, Inc. (“Nasdaq”) and the Company’s possible hedge of Nasdaq shares to be received in the earn-out portion of the transaction consideration. The Company expects to negotiate a renewal of the Credit Agreement during the extension period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this report regarding BGC Partners that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in its public filings, including its most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings. These risks include those related to the possibility that the expected NASDAQ OMX transaction does not close in a timely manner or at all; the possibility that any conditions to completion of the expected transaction are not satisfied; the possibility that any of the anticipated benefits of the expected transaction will not be realized; the effect of the expected transaction on BGC’s business relationships, operating results and business generally; general competitive, economic, political and market conditions and fluctuations; and actions taken or conditions imposed by regulatory authorities.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Second Amendment to Credit Agreement and Waiver, dated as of June 20, 2013, by and among BGC Partners, Inc., the several financial institutions from time to time party thereto, as Lenders, and the Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: June 26, 2013	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, filed June 26, 2013, with respect to the Second Amendment to Credit Agreement and Waiver and New Director]

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement and Waiver, dated as of June 20, 2013, by and among BGC Partners, Inc., the several financial institutions from time to time party thereto, as Lenders, and the Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent